Exhibit 99.1

TransDigm Group Reports Fiscal 2006 Third Quarter Results

—	Net sales for the quarter increased 13.6 percent to $110.9 million

—	Net loss of $13.4 million, or $0.30 per diluted share, includes debt refinancing costs of $29.1 million net of tax and other non-cash compensation and acquisition-related expenses of $0.8 million net of tax

—	Adjusted net income increased 46.8 percent to $16.5 million, or $0.35 per diluted share

—	EBITDA As Defined increased 15.0 percent to $49.3 million

Cleveland, Ohio, July 31, 2006, PRNewswire-FirstCall — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fiscal 2006 third quarter and thirty-nine weeks ended July 1, 2006.

Net sales for the quarter increased 13.6% to $110.9 million from $97.6 million in the comparable quarter a year ago. Net loss for the quarter was $13.4 million, or $0.30 per diluted share, compared to net income of $9.5 million, or $0.21 per diluted share, in the comparable quarter a year ago. Adjusted net income increased 46.8% for the quarter to $16.5 million, or $0.35 per diluted share, from $11.2 million, or $0.24 per diluted share, in the same quarter a year ago. Adjusted net income for the current quarter excludes $29.1 million net of tax, or $0.62 per diluted share, of costs related to the June 2006 debt refinancing and $0.8 million net of tax, or $0.02 per diluted share, of other non-cash compensation, non-recurring IPO costs and acquisition related expenses. Adjusted net income for the prior year quarter excludes $1.7 million net of tax, or $0.03 per diluted share, of non-cash compensation and acquisition related expenses. EBITDA for the quarter was $(0.5) million versus $40.1 million for the comparable quarter a year ago. EBITDA As Defined increased 15.0% for the quarter to $49.3 million versus $42.9 million for the comparable quarter a year ago.

Year-to-Date Results

Year-to-date net sales were $319.3 million, an 18.6% increase over net sales of $269.3 million in the comparable period last year. Year-to-date net income declined 59.9% to $9.9 million, or $0.21 per diluted share, from $24.7 million, or $0.53 per diluted share, in the comparable period a year ago. Adjusted net income increased 53.2% for the period to $44.5 million, or $0.94 per diluted share, from $29.0 million, or $0.63 per diluted share, in the same period a year ago. Adjusted net income in the current year-to-date period excludes $29.1 million net of tax, or $0.62 per diluted share, of costs related to the June 2006 debt refinancing and $5.5 million, or $0.11 per diluted share, of initial public offering expenses, certain non-cash compensation related expenses, a one-time special bonus and acquisition related expenses. Adjusted net income in the prior year-to-date period excludes $4.4 million, or $0.09 per diluted share, of certain non-cash compensation related expenses and acquisition related expenses. Year-to-date EBITDA was $84.6 million versus $111.2 million for the comparable period a year ago. EBITDA As Defined for the period increased 20.3% to $142.2 million versus $118.2 million for the comparable period a year ago.

As previously announced, during the quarter TransDigm completed the acquisitions of Sweeney Engineering Corp. and Electra-Motion Industries Inc. in unrelated transactions for a combined purchase price of approximately $27 million. Both businesses are located in the Southern California area and have been suppliers of proprietary, highly engineered components to the aerospace and defense industries for many years.

The previously announced debt refinancing included the issuance and sale of $275 million in aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2014 and the borrowing of an aggregate of $650 million under a new senior secured credit facility. The proceeds from these transactions, together with a portion of TransDigm’s available cash balances, were used to repay TransDigm Inc.’s former secured credit facility and TransDigm Group’s unsecured loan facility and to purchase substantially all of TransDigm Inc.’s 8 3/8% Senior Subordinated Notes due 2011.

“We are pleased with our operating results for both the third quarter and the year-to-date period,” stated W. Nicholas Howley, TransDigm’s Chairman and CEO. “We continued to see strong organic growth in our commercial aerospace OEM market. Our commercial aerospace aftermarket continues to be up significantly on a year-to-date basis, though third quarter results were slightly impacted by the timing of shipments between the second and third quarters. Our defense shipments continue to be down modestly on a year-to-date basis but have increased for two consecutive quarters. We are particularly pleased with our 18.6% increase in year-to-date revenues and 20.3% increase in year-to-date EBITDA As Defined. The revenue growth was made up of approximately 12% organic growth and 6.6% from acquisitions. The EBITDA As Defined growth is even more heavily weighted toward organic growth.”

“In addition to strong operating results in our third quarter, we were able to both acquire two proprietary aerospace component businesses that fit well with our existing products and also complete a restructuring of our debt to allow both a lower overall interest rate and greater flexibility,” said Mr. Howley.

Revision to Future Expectations

Looking ahead, Mr. Howley stated, “We remain optimistic for the balance of fiscal 2006. Based on current market conditions, our strong third quarter, the two recent acquisitions and the completion of our debt refinancing, we feel comfortable increasing our full year guidance. TransDigm Group now expects revenues for fiscal year 2006 to be approximately $435 million; EBITDA As Defined to be approximately $192 million; adjusted earnings per diluted share to be in the range of $1.28 to $1.30 per share; and reported earnings per diluted share to in the range of $0.53 to $0.55. Approximately $.025 per share of the forecasted adjusted earnings per diluted share is due to the recent acquisitions in fiscal 2006 and debt restructuring.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined and adjusted net income for the periods discussed in this press release.

Conference Call

TransDigm will host a conference call for investors and security analysts today beginning at 11:00 a.m., Eastern Time. To join the call, dial (800) 659-2037 and enter the pass code 43241133. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay later that day. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 73091218.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, including TransDigm Inc., is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electromechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components, specialized AC/DC electric motors and specialized valving.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items and certain non-recurring acquisition costs. TransDigm Group defines adjusted net income as net income plus certain non-operating items, certain non-recurring acquisition costs and certain non-recurring expenses incurred in connection with the refinancing and its initial public offering. For more information regarding the nature of these non-operating items, non-recurring acquisition costs and non-recurring expenses, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure a company’s operating performance without regard to items such as interest expense, income tax expense and depreciation and amortization, which can vary substantially from company to company. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenants contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess the company’s operating performance and management team in connection with employee incentive programs and the preparation of the company’s annual budget and financial projections. In addition, TransDigm Group’s management and our investors use adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Revision to Future Expectations” constitute forward-looking statements. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; failure to maintain government or industry approvals; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Registration Statement on

Form S-1 and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact: Sean Maroney

                Investor Relations

                (216) 706-2945

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JULY 1, 2006 AND JULY 2, 2005

(Amounts in Thousands, except EPS)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
NET SALES	$110,856	$97,627	$319,272	$269,289
COST OF SALES	53,749	49,735	156,445	136,866

GROSS PROFIT	57,107	47,892	162,827	132,423

OPERATING EXPENSES:
Selling and administrative	11,543	10,098	37,059	27,841
Amortization of intangibles	1,415	2,125	4,681	5,836
Refinancing costs	48,456	—	48,456	—

Total operating expenses	61,414	12,223	90,196	33,677

INCOME / (LOSS) FROM OPERATIONS	(4,307)	35,669	72,631	98,746
INTEREST EXPENSE - Net	19,505	20,207	58,686	59,228

INCOME / (LOSS) BEFORE INCOME TAXES	(23,812)	15,462	13,945	39,518
INCOME TAX PROVISION / (BENEFIT)	(10,449)	5,933	4,050	14,858

NET INCOME / (LOSS)	$(13,363)	$9,529	$9,895	$24,660

Net Earnings Per Share:
Basic earnings / (loss) per share	$(0.30)	$0.22	$0.22	$0.56
Diluted earnings / (loss) per share	$(0.30)	$0.21	$0.21	$0.53

Weighted-Average Shares Outstanding:
Basic	44,578	44,202	44,344	44,202
Diluted (1)	44,578	46,440	47,285	46,408

(1)	Stock options and restricted stock outstanding at July 1, 2006 were excluded from the diluted earnings per share computation for the thirteen weeks ended July 1, 2006 due to the anti-dilutive effect of such options and restricted stock.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JULY 1, 2006 AND JULY 2, 2005

(Amounts in Thousands)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Net Income / (Loss)	$(13,363)	$9,529	$9,895	$24,660
Depreciation and Amortization	3,810	4,415	11,962	12,503
Interest Expense, net	19,505	20,207	58,686	59,228
Income Tax Provision / (Benefit)	(10,449)	5,933	4,050	14,858

EBITDA	(497)	40,084	84,593	111,249
Add: As Defined Adjustments:

Deferred Compensation Costs (1)	556	1,492	(1,960)	4,337
Stock Option Expense (2)	312	180	828	520
Acquisition Related Costs (3)	187	1,105	791	2,127

Refinancing Costs (4)	48,456	—	48,456	—
IPO Related Option Vesting (5)	—	—	618	—
Non-Recurring IPO Costs (6)	268	—	2,650	—
One-Time Special Bonus (7)	—	—	6,222	—

Gross Adjustments	49,779	2,777	57,605	6,984

EBITDA As Defined	$49,282	$42,861	$142,198	$118,233

(1)	Represents the expenses (income) recognized by TransDigm Group under its deferred compensation plans. The amount reflected above for the thirty-nine week period ended July 1, 2006 includes a reversal of previously recorded amounts charged to expense of $3.8 million resulting from the termination of two deferred compensation plans. In addition, the amount reflected above for the thirteen and thirty-nine week periods ended July 1, 2006 includes expense recognized by TransDigm Group under a new deferred compensation plan adopted in December 2005.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

JULY 1, 2006 AND JULY 2, 2005

(Amounts in Thousands, except EPS)

(Unaudited)

(2)	Represents the non-cash compensation expense recognized by TransDigm Group under its 2003 stock option plan.
(3)	Represents costs incurred to integrate acquired businesses into TransDigm Group’s operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold and other acquisition related costs.
(4)	Represents costs associated with refinancing the debt structure of TransDigm Group including the premium paid to redeem the 8 3/8% senior subordinated notes of $25.6 million and the write-off debt issue costs of $22.9 million.
(5)	Represents the non-cash compensation expense recorded in accordance with TransDigm Group’s 2003 stock option plan in connection with the vesting of performance based options resulting from the sale in the initial public offering of a portion of the shares owned by certain of the investors who financed, in part, TransDigm Group’s acquisition of TransDigm Holding Company in July 2003.
(6)	Represents non-recurring costs and expenses incurred by TransDigm Group related to the initial public offering.
(7)	Represents the one-time special bonus paid to certain members of management in November 2005.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JULY 1, 2006 AND JULY 2, 2005

(Amounts in Thousands, except EPS)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Net Income / (Loss)	$(13,363)	$9,529	$9,895	$24,660
Gross Adjustments	49,779	2,777	57,605	6,984
Tax Adjustment (1)	(19,912)	(1,066)	(23,042)	(2,626)

Adjusted Net Income	$16,504	$11,240	$44,458	$29,018

Basic Earnings / (Loss) per Share	$(0.30)	$0.22	$0.22	$0.56
Diluted Earnings / (Loss) per Share	$(0.30)	$0.21	$0.21	$0.53

Adjusted Basic Earnings per Share	$0.37	$0.25	$1.00	$0.66
Adjusted Diluted Earnings per Share	$0.35	$0.24	$0.94	$0.63

Weighted-Average Shares Outstanding:
Basic	44,578	44,202	44,344	44,202
Diluted (2)	44,578	46,440	47,285	46,408

Adjusted Weighted-Average Shares Outstanding:
Basic	44,578	44,202	44,344	44,202
Diluted	47,257	46,440	47,285	46,408

(1)	The tax adjustment for the current year was based upon the effective tax rate of 40% which excluded the impact of the benefit from a change in state tax law that resulted in the write-off of net deferred tax liabilities that were accumulated over multiple years.
(2)	Stock options and restricted stock outstanding at July 1, 2006 were excluded from the diluted earnings per share computation for the thirteen weeks ended July 1, 2006 due to the anti-dilutive effect of such options and restricted stock.

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in Thousands)

(Unaudited)

	July 1, 2006	September 30, 2005
Cash and cash equivalents	$22,091	$104,221
Trade accounts receivable - Net	64,084	63,554
Income taxes receivable	22,642	—
Inventories - Net	87,920	76,077

Current portion of long-term liabilities	330	2,943
Accounts payable	18,972	16,419
Accrued liabilities	17,909	120,425

Long-Term Debt - Less current portion	925,000	886,903